SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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LENAWEE BANCORP, INC.
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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LENAWEE BANCORP, INC.

March 25, 2002

To Our Shareholders:

As we prepare for our Annual Meeting on April 18, 2002, we recently forwarded proxy material to you. Contained within that material was a request for your vote on a proposed change in the name of our holding company from Lenawee Bancorp, Inc. to Pavilion Bancorp, Inc.

You will recall that our corporation currently consists of the Bank of Lenawee, the Bank of Washtenaw and the holding company for both banks, Lenawee Bancorp, Inc. Several shareholders have expressed concern that the request represents an attempt to change the name of the Bank of Lenawee. That is not the case. Regardless of the outcome of the vote, the names of both the Bank of Lenawee and the Bank of Washtenaw will remain unchanged.

Approval of the request would, however, change the name of our holding company, Lenawee Bancorp, Inc., which owns both banks. Because we have grown to provide banking services both within and outside of Lenawee County, we believe that this simple name change would more accurately reflect the geographic scope of our operation. Of equal importance, we are proposing this name change in the belief that it may improve the overall trading environment for our stock. Under the name Pavilion Bancorp, Inc., investors would have a better opportunity to understand the growth-oriented, multi-bank nature of our holding company.

We are fully aware of the long and proud heritage of the Bank of Lenawee and intend to continue to honor it. If you have already cast your vote on the proposal but wish to amend that vote, please contact Pam Fisher (517-266-5054) or me (517-266-5000) and we will forward a new proxy to you. In addition, either of us would be pleased to discuss this proposal with you in greater detail.

Thank you again for your consideration of this proposal.

Sincerely,

/s/ Patrick Gill